Exhibit 23 h (i) under Form N-1A
                                             Exhibit 10 under Item 601/Reg. S-K


                                    AGREEMENT

                                       FOR

                                 ADMINISTRATIVE

                                       AND

                            TRANSFER AGENCY SERVICES

         AGREEMENT made as of September 15, 2000, by and between STRATEVEST FUNDS, a Delaware business trust having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, PA 15237-7010 (the "Investment Company"), and FEDERATED SERVICES COMPANY, a Pennsylvania corporation having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 on behalf of itself and its subsidiaries (the "Company").

         WHEREAS, the Investment Company consists of one or more portfolios (such portfolios individually referred to herein as a "Fund" and collectively as "Funds"), and operates and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of capital stock ("Shares");

         WHEREAS, the Investment Company desires to appoint the Company as its administrator to provide it with administrative services (as herein defined), and the Company desires to accept such appointment;

         WHEREAS, the Investment Company desires to appoint the Company as its transfer agent and dividend disbursing agent to provide it with transfer agency services (as herein defined), and agent in connection with certain other activities, and the Company desires to accept such appointment; and

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION ONE:  ADMINISTRATIVE SERVICES.

ARTICLE 1.  APPOINTMENT.

   The Investment Company hereby appoints the Company as Administrator for the period and on the terms and conditions set forth in this Agreement. The Company hereby accepts such appointment and agrees to furnish the services set forth in
Article 2 of this Agreement in return for the compensation set forth in Article 5 of this Agreement.

ARTICLE 2.  THE COMPANY'S DUTIES.

   As Administrator, and subject to the supervision and control of the Investment Company's board of trustees ("Board") and in accordance with Proper Instructions (as defined hereafter) from the Investment Company,DirectorsERROR! REFERENCE SOURCE NOT FOUND. the Company will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of the Investment Company and each of its Funds:

   A. prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including theArticles of IncorporationERROR! REFERENCE SOURCE NOT FOUND. Declaration of Trust (which has already been prepared and filed), the By-laws and minutes of meetings of the BoardDirectorsERROR! REFERENCE SOURCE NOT FOUND. and Shareholders;

   B. prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Investment Company and the Investment Company's shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses (together with related statements of additional information, "Prospectuses"), proxy statements, and such other documents all as may be necessary to enable the Investment Company to make a continuous offering of its shares;

   C. prepare, negotiate, and administer contracts (if any) on behalf of the Investment Company with, among others, the Investment Company's investment advisers, sub-advisers, custodians, fund accountants, and distributors, subject to any applicable restrictions of the Board or the 1940 Act;

   D. coordinate the layout and printing of publicly disseminated Prospectuses and reports;

   E. perform internal audit examinations in accordance with a charter to be adopted by the Company and the Investment Company;

   F. assist with the design, development, and operation of the Investment Company and the Funds;

   G. provide individuals reasonably acceptable to the Board for nomination, appointment, or election as trustees and officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as determined by the Investment Company's BoardDirectorsERROR! REFERENCE SOURCE NOT found.; and

   H. consult with the Investment Company and its Board DirectorsERROR! REFERENCE SOURCE NOT FOUND.on matters concerning the Investment Company and its affairs.

   The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company under Section Three, shall hereafter be referred to as "Administrative Services."

ARTICLE 3.  RECORDS.

   The Company shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company act of 1940 and the rules thereunder, as the same may be amended from time to time, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by the Company for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of the Company shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during the Company's normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by the Company to the Investment Company or the Investment Company's authorized representatives.

ARTICLE 4.  EXPENSES.

   The Company shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services to the Investment Company, including the compensation of the Company employees who serve as trustees DirectorsERROR! REFERENCE SOURCE NOT FOUND. or officers of the Investment Company. The Investment Company shall be responsible for all other expenses incurred by the Company on behalf of the Investment Company, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, fees of outside counsel and independent auditors, or other professional services, organizational expenses, insurance premiums, fees payable to personsDirectorsERROR! REFERENCE SOURCE NOT FOUND. who are not the Company's employees, trade association dues, and other expenses properly payable by the Funds and/or the Classes.

ARTICLE 5.  COMPENSATION.

   For the Administrative Services provided, the Investment Company shall pay and the Company hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee at an annual rate, as specified below.

   The compensation and out of pocket expenses attributable to the Fund shall be accrued daily by the Fund and paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out of pocket expenses by the Fund.

            MAX. ADMIN.           AVERAGE DAILY NET ASSETS
                FEE                    OF THE FUNDS

               .15%                on the first $500 million
               .125%               on the next $500 million
               .11%                on the next $1 billion
               .10%                on assets in excess of $2 billion
      (Average Daily Net Asset break-points are on a complex-wide basis)

   However, in no event shall the administrative fee received during any year of the Agreement be less than, or be paid at a rate less than would aggregate $75,000 per Fund and $30,000 per Class.

ARTICLE 6.  RESPONSIBILITY OF ADMINISTRATOR.

   A. The Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, director, trustee, partner, employee or agent of the Company, who may be or become an officer, director, trustee, partnerDirectorERROR! REFERENCE SOURCE NOT found., employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of the Company hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of the Company even though paid by the Company.

     B. The Company shall be kept indemnified by the Investment Company and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above standards. In order that the indemnification provisions contained in this Article 6 shall apply, however, it is understood that if in any case the Investment Company may be asked to indemnify or hold the Company harmless, the Investment Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Company will use all reasonable care to identify and notify the Investment Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Investment Company. The Investment Company shall have the option to defend the Company against any claim which may be the subject of this indemnification. In the event that the Investment Company so elects, it will so notify the Company and thereupon the Investment Company shall take over complete defense of the claim, and the Company shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article. the Company shall in no case confess any claim or make any compromise in any case in which the Investment Company will be asked to indemnify the Company except with the Investment Company's written consent.



SECTION TWO: TRANSFER AGENCY SERVICES.

ARTICLE 7. TERMS OF APPOINTMENT.

         Subject to the terms and conditions set forth in this Agreement, the Investment Company hereby appoints the Company to act as, and the Company agrees to act as, transfer agent and dividend disbursing agent for each Fund's Shares, and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of any Fund ("Shareholder(s)"), including without limitation any periodic investment plan or periodic withdrawal program.

ARTICLE 8. DUTIES OF THE COMPANY.

         The Company shall perform the following services in accordance with Proper Instructions as may be provided from time to time by the Investment Company as to any Fund:

   A.   Purchases

        (1) The Company shall receive orders and payment for the purchase of shares and promptly deliver payment and appropriate documentation therefore to the custodian of the relevant Fund (the "Custodian"). The Company shall notify the Fund and the Custodian on a daily basis of the total amount of orders and payments so delivered.

        (2) Pursuant to purchase orders and in accordance with the Fund's current Prospectus, the Company shall compute and issue the appropriate number of Shares of each Fund and/or Class and hold such Shares in the appropriate Shareholder accounts.

        (3) In the event that any check or other order for the purchase of Shares of the Fund and/or Class is returned unpaid for any reason, the Company shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Fund and/or Class of its action. In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Fund and/the Class or its distributor will reimburse the Company on the amount of such excess.

   B.   Distribution

        (1) Upon notification by the Funds of the declaration of any distribution to Shareholders, the Company shall act as Dividend Disbursing Agent for the Funds in accordance with the provisions of its governing document and the then-current Prospectus of the Fund. The Company shall prepare and mail or credit income, capital gain, or any other payments to Shareholders. As the Dividend Disbursing Agent, the Company shall, on or before the payment date of any such distribution, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out. The Company shall reconcile the amounts so requested and the amounts actually received with the Custodian on a daily basis. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account; and

        (2) The Company shall maintain records of account for each Fund and Class and advise the Investment Company, each Fund and Class and its Shareholders as to the foregoing.

   C.   Redemptions and Transfers

        (1) The Company shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian. The Company shall notify the Funds on a daily basis of the total amount of redemption requests processed and monies paid to the Company by the Custodian for redemptions.

        (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, the Company shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus of the Fund.

        (3) The Company shall effect transfers of Shares by the registered owners thereof.

        (4) The Company shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

   D.   Recordkeeping

        (1) The Company shall record the issuance of Shares of each Fund, and/or Class, and maintain pursuant to applicable rules of the Securities and Exchange Commission ("SEC") a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Company shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds.

        (2) The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Investment Company or the Fund to include a record for each Shareholder's account of the following:

               (a) Name, address and tax identification number (and whether such number has been certified);

              (b)   Number of Shares held;

              (c) Historical information regarding the account, including dividends paid and date and price for all transactions;

              (d)   Any stop or restraining order placed against the account;

              (e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;

               (f)  Any dividend reinvestment order, plan application,  dividend
                    address   and   correspondence   relating   to  the  current
                    maintenance of the account; and

              (g) Any information required in order for the Company to perform the calculations contemplated or required by this Agreement.

        (3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by the Fund at reasonable times. The Company may, at its option at any time, and shall forthwith upon the Fund's demand, turn over to the Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Fund or destroyed in accordance with Proper Instructions.

   .    Confirmations/Reports

        (1) The Company shall furnish to the Fund periodically the following information:

              (a)   A copy of the transaction register;

              (b)   Dividend and reinvestment blotters;

              (c) The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to the Company;

              (d)   Shareholder lists and statistical information;

              (e) Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments;

               (f) Such other information as may be agreed upon from time to time.

        (2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

          (3) In addition to and not in lieu of the services set forth above, the Company shall:

               (a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, transmitting Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and transmitting confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other conformable transactions in Shareholder accounts, preparing and transmitting activity statements for Shareholders, and providing Shareholder account information; and

               (b) provide a system which will enable the Fund to monitor the total number of Shares of each Fund (and/or Class) sold in each state ("blue sky reporting"). The Fund shall by Proper Instructions (i) identify to the Company those transactions and assets to be treated as exempt from the blue sky reporting for each state and (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Company for each Fund's (and/or Class's) state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Fund as provided above.

   F.   Other Duties

        (1) The Company shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Company;

        (2) The Company shall prepare Shareholder meeting lists, transmit proxy cards and other material supplied to it by the Fund in connection with Shareholder meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders;

        (3) The Company shall establish and maintain facilities and procedures for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

ARTICLE 9. DUTIES OF THE INVESTMENT COMPANY.

   A.   Compliance

        The Investment Company or Fund assume full responsibility for the preparation, contents and distribution of their own and/or their classes' Prospectus and statements of additional information and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, the Internal Revenue Code and any other laws, rules and regulations of government authorities having jurisdiction.

        B.  Distributions

        The Fund shall promptly inform the Company of the declaration of any dividend or distribution on account of any Fund's shares.

ARTICLE 10. COMPENSATION AND EXPENSES.

   A.   Annual Fee

        For performance by the Company pursuant to Section Two of this Agreement, the Investment Company and/or the Fund agree to pay the Company an annual maintenance fee for each Shareholder account as set forth on Schedule A to this Agreement and as may be added to or amended from time to time by written agreement between the Investment Company and the Company. Pursuant to information in the Fund Prospectus or other information or instructions from the Fund, the Company may sub-divide any Fund into Classes or other sub-components for recordkeeping purposes. The Company will charge the Fund the same fees for each such Class or sub-component the same as if each were a Fund.

   B.   Reimbursements

        In addition to the fee paid under Article 10.A. above, the Investment Company and/or Fund agree to reimburse the Company for out-of-pocket expenses or advances incurred by the Company for the items agreed upon between the parties, as may be added to or amended from time to time. In addition, any other expenses incurred by the Company at the request or with the consent of the Investment Company and/or the Fund, will be reimbursed by the appropriate Fund.

   C.   Payment

        The compensation and out-of-pocket expenses shall be accrued daily by the Fund and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out-of-pocket expenses by Fund and Class.

   D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Investment Company and/or the Funds and a duly authorized officer of the Company.

SECTION THREE: GENERAL PROVISIONS.

ARTICLE  11.  PROPER INSTRUCTIONS.

         As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and the Company are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

         ARTICLE 12. ASSIGNMENT.

         Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.

     A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     B. With regard to Transfer Agency Services, the Company may without further consent on the part of the Investment Company subcontract for the performance of Transfer Agency Services with

        (1) its subsidiary, Federated Shareholder Service Company, a Delaware business trust, which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, or any succeeding statute ("Section 17A(c)(1)"); or

        (2) such other provider of services duly registered as a transfer agent under Section 17A(c)(1) as Company shall select.

        The Company shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

   C. With regard to Administrative Services the Company may without further consent on the part of the Investment Company subcontract for the performance of such services with Federated Administrative Services, a wholly-owned subsidiary of the Company, or any other third-party service provider. The Company shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor performing Administrative Services on behalf of the Company as it is for its own acts and omissions.

     D. The Company shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an Agent selected by the Investment Company, other than as described in B. and C. above; provided, however, that the Company shall in no way be responsible for the acts and omissions of the Agent.

ARTICLE 13. DOCUMENTS.

     A.   In  connection   with  the  appointment  of  the  Company  under  this
          Agreement, the Investment Company shall file with the Company the following documents:

          (1) A copy of the Agreement and Declaration of Trust and By-Laws of the Investment Company and all amendments thereto;

        (2) A copy of the resolution of the Board of the Investment Company authorizing this Agreement;

        (3) All account application forms and other documents relating to Shareholders accounts; and

        (4)   A copy of the current Prospectus for each Fund.

   B.   The Fund will also furnish from time to time the following documents:

        (1) Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's, and/or Class's Shares;

        (2) Each Registration Statement filed with the SEC and amendments thereof, including Prospectuses as amended from time to time, and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

          (3) A certified copy of each amendment to the governing document and the By-Laws of the Investment Company;

        (4) Certified copies of each vote of the Board authorizing officers to give Proper Instructions to the Custodian and agents for fund accountant, custody services procurement, and shareholder recordkeeping or transfer agency services; and

        (5) Such other certifications, documents, or opinions which the Company may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

ARTICLE 14. REPRESENTATIONS AND WARRANTIES.

   A.   Representations and Warranties of the Company

        The Company represents and warrants to the Fund that:

          (1) it is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania;

        (2) it is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

          (3)  it is  empowered  under  applicable  laws and by its  Articles of
               Incorporation   and  By-Laws  to  enter  into  and  perform  this
               Agreement;

        (4) all requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

        (5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        (6) it is in compliance with federal securities law requirements and in good standing as an administrator and transfer agent.

   B.   Representations and Warranties of the Investment Company

        The Investment Company represents and warrants to the Company that:

          (1) It is an investment company duly organized and existing and in good standing under the laws of its state of organization;

        (2) It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform its obligations under this Agreement;

        (3) All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform its obligations under this Agreement;

          (4)  The  Investment   Company  is  an  open-end   investment  company
               registered under the 1940 Act; and

        (5) A registration statement under the 1933 Act will be effective, and appropriate authorizations for state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

ARTICLE 15. STANDARD OF CARE AND INDEMNIFICATION.

   A.   Standard of Care

        The Company shall be held to a standard of reasonable care in carrying out the provisions of this Contract. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without gross negligence.

   B.   Indemnification by Investment Company

        The Company shall not be responsible for and the Investment Company or Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

        (1) The acts or omissions of any Custodian, Fund Accountant, Adviser, Sub-adviser, or other party contracted by or approved by the Investment Company or Fund,

        (2) The reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which:

              (a) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

              (b) are received by the Company or its agents or subcontractors from Advisers, Sub-advisers or other third parties contracted by or approved by the Investment Company of Fund for use in the performance of services under this Agreement; or

              (c) have been prepared and/or maintained by the Fund or its affiliates or any other person or firm on behalf of the Investment Company.

        (3) The reliance on, or the carrying out by the Company or its agents or subcontractors of Proper Instructions of the Investment Company or the Fund.

        (4) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

              Provided, however, that the Company shall not be protected by this
              Article 15.B. from liability for any act or omission resulting from the Company's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or failure to meet the standard of care set forth in 15.A. above.

   C.   Reliance

        At any time the Company may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations.

   D.   Notification

        In order that the indemnification provisions contained in this Article 15 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

ARTICLE 16. TERM AND TERMINATION OF AGREEMENT.

   A. The initial term of this Agreement shall commence on the date hereof, and extend for a period of three years following the first date upon which each of the Investment Company's existing Funds have sufficient average daily net assets, in each case, such that the Company will begin to earn a sum not less than its minimum annualized administrative fee per existing Fund, pursuant to Article 5 of this Agreement ("Initial Term").

   B. During any term of this Agreement, each time the Investment Company adds a new Fund, an additional term shall commence on the first date upon which the new Fund has sufficient average daily net assets such that the Company will begin to earn a sum not less than its minimum annualized administrative fee in connection with the new Fund pursuant to Article 5 of this Agreement ("Additional Term"). Such Additional Term shall extend to the later to occur of (i) the second anniversary of the commencement of the Additional Term, or (ii) the expiration of the Initial Term.

   C. During any term of this Agreement, each time the Investment Company adds a Class to any Fund, an additional term shall commence on the later to occur of (i) the first date upon which the relevant Fund has sufficient average daily net assets such that the Company will begin to earn a sum not less than its minimum annualized administrative fee pursuant to Article 5 of this Agreement, or (ii) the effective date of the registration statement or post-effective amendment registering the new Class ("Class Term"). Such Class Term shall extend to the later to occur of (i) the second anniversary of the commencement of the Class Term, or (ii) the expiration of the Initial Term.

   D. Upon the expiration of any term, this Agreement shall be automatically renewed each year for an additional term of one year, unless the Investment Company has delivered written notice of termination to the Company no less than one year before the beginning of any such additional term.

   E. The Company may terminate this Agreement at any time without penalty upon 90 days' prior written notice.

   F. In the event the Investment Company terminates this Agreement pursuant to this Article 16, the Investment Company shall reimburse the Company for all reasonable costs associated with such termination and all reasonable expenses associated with movement of records and materials and conversion thereof to a successor administrator.

ARTICLE 17. AMENDMENT.

         This Agreement may be amended or modified only by a written agreement executed by both parties.

ARTICLE 18. INTERPRETIVE AND ADDITIONAL PROVISIONS.

   In connection with the operation of this Agreement, the Company and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Agreement and Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

ARTICLE 19. GOVERNING LAW.

         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

ARTICLE 20. NOTICES.

         Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, or to the Company at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to such other address as the Investment Company or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

ARTICLE 21. COUNTERPARTS.

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and together shall constitute one instrument.

ARTICLE 22. MERGER OF AGREEMENT.

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

ARTICLE 23. SUCCESSOR AGENT.

         If a successor agent for the Investment Company shall be appointed by the Investment Company, the Company shall upon termination of this Agreement deliver to such successor agent at the office of the Company all properties of the Investment Company held by it hereunder. If no such successor agent shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

         In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Company on or before the date when such termination shall become effective, then the Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by the Company under this Agreement. Thereafter, such bank or trust company shall be the successor of the Company under this Agreement.

ARTICLE 24. FORCE MAJEURE.

         The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

ARTICLE 25. ASSIGNMENT; SUCCESSORS.

         This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party. Nothing in this Article 25 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.

ARTICLE 26. SEVERABILITY.

         In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

ARTICLE 28. LIMITATIONS OF LIABILITY OF TRUSTEES AND SHAREHOLDERS OF THE INVESTMENT COMPANY.

         The execution and delivery of this Agreement have been authorized by the Board and signed by an authorized officer of the Investment Company, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Investment Company, but bind only the property of the Fund, or Class, as provided in the Declaration of Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                                          STRATEVEST FUNDS

                                          By:   /S/ BETH S. BRODERICK
                                             ---------------------------------
                                                 Beth S. Broderick


                                          FEDERATED SERVICES COMPANY

                                          By:     /S/ PETER GERMAIN
                                             ---------------------------------
                                                    Senior Vice President

                                   SCHEDULE A

                                STRATEVEST FUNDS

                                      FEES AND EXPENSES
                                       TRANSFER AGENCY

I.  FEES

BASE FEE*  Annual fee per fund, class or other subdivision. $18,000

ACCOUNT FEE* Annual account charge (includes system access and funds control reconcilement)

o     Daily dividend fund                                   $16.00
o     Non-daily dividend fund                               $10.00

OTHER ACCOUNT FEES* Services or features not covered above.

o     Account Activity Processing (includes account establishment,
      transaction and maintenance processing)               $3.50
o     Account Servicing (includes shareholder servicing
      and corresondence)                                    $4.50
o     Contingent deferred sales charge (monthly and
      quarterly funds only)                                 $5.00

II.  OUT-OF-POCKET EXPENSES

Out-of-pocket expenses include but are not limited to postage (including overnight courier service), statement stock, envelopes, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific enhancements, disaster recovery, closed account fees, processing fees (including check encoding), and expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.

*All fees are annualized and will be prorated on a monthly basis for billing purposes. Out-of-pocket expenses are not covered by these fees.

FSSC:_____
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FAS:______